Exhibit 99.1

AMMO, INC. announces pricing of $100 Million

underwritten public offering of common stock

SCOTTSDALE, Ariz., March 12, 2021 — AMMO, Inc. (Nasdaq: POWW) (“AMMO” or the “Company”), a premier American ammunition and munition components manufacturer and technology leader, today announced the pricing of an underwritten public offering of 20,000,000 newly issued shares of its common stock at a price of $5.00 per share. The gross proceeds to the Company from the offering are expected to be approximately $100 million before deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. AMMO has also granted to the underwriters of the offering a 30-day option to purchase an additional 3,000,000 shares of common stock to cover overallotments in connection with the offering. The offering is expected to close on March 16, 2021, subject to customary closing conditions.

Roth Capital Partners and Alexander Capital are acting as joint book-running managers for the offering.

AMMO intends to use the net proceeds from this offering for general corporate purposes and working capital purposes, including debt reduction and capital expenditures. In addition, AMMO may use a portion of the proceeds for potential acquisitions.

The shares of common stock are being offered pursuant to an effective shelf registration statement (333-253192) that AMMO previously filed with the Securities and Exchange Commission (SEC), which became effective on February 24, 2021. An electronic preliminary prospectus supplement and the accompanying prospectus relating to the offering has been filed with the SEC and is available on the SEC’s website at www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to the offering may also be obtained from Roth Capital Partners, LLC, 888 San Clemente Drive, Newport Beach, California 92660, Attn: Equity Capital Markets, via telephone at (800) 678-9147 or via e-mail at rothecm@roth.com or from Alexander Capital, L.P., 17 State Street, New York, New York 10014, 212-687-5650, info@alexandercapitallp.com. A final prospectus supplement and accompanying base prospectus describing the final terms of the offering will be filed with the SEC and, when available, may be obtained by accessing the SEC’s website or by contacting Roth Capital Partners, LLC or Alexander Capital, L.P at the phone numbers and email addresses listed in the previous sentence.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of AMMO being offered, and shall not constitute an offer, solicitation or sale of any security in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About AMMO, Inc.

With its corporate offices headquartered in Scottsdale, Arizona. AMMO designs and manufactures products for a variety of aptitudes, including law enforcement, military, sport shooting and self-defense. The Company was founded in 2016 with a vision to change, innovate and invigorate the complacent munitions industry. AMMO promotes branded munitions as well as its patented STREAK VISUAL AMMUNITION™, and armor piercing rounds for military use. For more information, please visit: www.ammo-inc.com.

Forward Looking Statements

This press release contains certain “forward-looking statements”. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to, any projections of earnings, revenue or other financial items; any statements of the plans, strategies, goals and objectives of management for future operations; any statements concerning proposed new products and services or developments thereof; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing.

Forward looking statements may include the words “may,” “could,” “estimate,” “intend,” “continue,” “believe,” “expect” or “anticipate” or other similar words, or the negative thereof. These forward-looking statements present our estimates and assumptions only as of the date of the statements. Accordingly, investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the dates on which they are made. Such forward-looking statements are based on our current beliefs and expectations, which we believe are reasonable. However, forward-looking statements are subject to significant known and unknown risks and uncertainties that may cause actual results, performance or achievements in future periods to differ materially from those assumed, projected or contemplated in the forward-looking statements. We do not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the dates they are made. You should, however, consult further disclosures and risk factors we include in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports filed on Form 8-K.

Investor Contact:

Rob Wiley, CFO

AMMO, Inc.

Phone: (480) 947-0001

IR@ammo-inc.com